Exhibit 99.2

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005 (unaudited)

	Historical		Pro-forma
September 30, 2005	WWE	MFC	Adjustments		Pro-forma

ASSETS

Current assets
Cash	$50,915	$199,056	$2,407,500	D	$2,231,897
			(600,000)	F
			174,426	I
Accounts receivable, net	183,713	-	-	-	183,713
Mortgage and note receivable	-	767,461	-	-	767,461
Inventories	289,412	-	-	-	289,412
Prepaid expenses and other current assets	33,533	101	-	-	33,634
Infomercial production costs	524,017	-	-	-	524,017
Deposits	172,923	-	-	-	172,923
Assets of discontinued operations	-	729,683	(150,000)	A	579,683
Total current assets	1,254,513	1,696,301	1,831,926		4,782,740

Property and equipment, net	37,144	2,233	-		39,377
Real estate held for rental, development and sale	-	247,500	965,277	A	4,973,747
			3,760,970	I
Mortgage and note receivable	-	320,000	-	-	320,000
Investment in unconsolidated subsidiary	-	942,557	(942,557)	I	-
Deferred tax asset, net	-	90,000	926,811	A	1,016,811
Goodwill	-	-	1,770,245	A	1,770,245
Prepaid acquisition costs	108,000	-	(108,000)	G	-
Other assets	-		180,759	I	180,759
Total assets	$1,399,657	$3,298,591	$8,385,431		$13,083,679

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005 (unaudited)

	Historical		Pro-forma
September 30, 2005	WWE	MFC	Adjustments		Pro-forma

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$1,699,316	$324,208	$(50,000)	H	$2,262,352
			288,828	E
Current portion of notes and loans payable	26,333	950,000	(500,000)	H	671,118
			(26,333)	F
			221,118	I
Due to co-investor	-	384,250	-	-	384,250
Liabilities of discontinued operations	-	92,119	-	-	92,119
Total current liabilities	1,725,649	1,750,577	(66,387)		3,409,839
Convertible loans payable	700,000	-	(650,000)	H	50,000
Bridge loan payable	550,000	-	(550,000)	F	-
Other loans and notes payble	-	-	2,226,170	I	2,226,170
Due to co-investors	-	164,021	-	-	164,021
Deferred income	-	20,000	(20,000)	A	-
Due to related party	51,419	-	-	-	51,419
Total liabilities	3,027,068	1,934,598	939,783		5,901,449

Minority voting interest in subsidiary	-	-	289,535	A	1,144,329
		-	854,794	I

Stockholders' equity (deficit)
Convertible preferred stock	-	-	2,410,000	D	2,410,000
Common stock	100	2,700	500	H	15,445
			11,500	B
			710	B
			35	B
			(100)	C
Additional paid in capital	117,257	6,151,377	(108,000)	G	10,299,459
			815,277	A
			(289,535)	A
			100	C
			(288,828)	E
			(2,500)	D
			(12,245)	B
			50,000	H
			499,500	H
			20,000	A
			926,811	A
			1,770,245	A
			650,000	H
Accumulated deficit	(1,744,768)	(4,790,084)	(23,667)	F	(6,687,003)
			(128,484)	I
Total stockholders' equity (deficit)	(1,627,411)	1,363,993	6,301,319		6,037,901

Total liabilities and stockholders' equity (deficit)	$1,399,657	$3,298,591	$8,385,431		$13,083,679

Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2005 (unaudited)

	Historical		Pro-forma
Nine months ended September 30, 2005	WWE	MFC	Adjustments		Pro-forma

Net revenues	$6,631,724	$252,184	$-		$6,883,908
Cost of revenues	3,062,025	-	-		3,062,025

Gross margin	3,569,699	252,184	-		3,821,883

Operating expenses
Selling, general and administrative expenses	4,796,823	253,535	-		5,050,358
Corporate	-	230,792	-		230,792
Bad debts	35,192	-	-		35,192
Total operating expenses	4,832,015	484,327	-		5,316,342

Income (loss) from operations	(1,262,316)	(232,143)	-		(1,494,459)

Other income (expense)
Gain on sale of subsidiary	-	93,830	-		93,830
Interest expense	(17,267)	(62,739)	33,750	J	(46,256)
Total other income (expense)	(17,267)	31,091	33,750		47,574

Income (loss) before provision for income taxes	(1,279,583)	(201,052)	33,750		(1,446,885)
Provision for income taxes	4,887	(666)	-		4,221

Net income (loss) from continuing operations	$(1,284,470)	$(200,386)	$33,750		$(1,451,106)
Preferred stock dividends				K	180,750
Net loss applicable to common stockholders					$(1,631,856)

Net loss per common share - Basic					$(0.11)
Net loss per common share - Diluted					$(0.07)

Weighted average shares outstanding - Basic					15,444,611
Weighted average shares outstanding - Diluted					24,201,961

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2004 (unaudited)

	Historical		Pro-forma
Year ended December 31, 2004	WWE	MFC	Adjustments		Pro-forma

Net revenues	$20,937,439	$1,776,877	$-		$22,714,316
Cost of revenues	8,161,333	-	-		8,161,333

Gross margin	12,776,106	1,776,877	-		14,552,983

Operating expenses
Selling, general and administrative expenses	11,269,755	1,721,131	-		12,990,886
Corporate	-	334,183	-		334,183
Bad debts	(27,776)	-	-		(27,776)
Total operating expenses	11,241,979	2,055,314	-		13,297,293

Income (loss) from operations	1,534,127	(278,437)	-		1,255,690

Other income (expense)
Interest expense	-	(86,950)	45,000	J	(41,950)
Income (loss) before provision for income taxes	1,534,127	(365,387)	45,000		1,213,740
Provision for income taxes	10,000	3,795	-		13,795

Net income (loss) from continuing operations	$1,524,127	$(369,182)	$45,000		$1,199,945
Preferred stock dividends				K	241,000
Net income applicable to common stockholders					$958,945

Net income per common share - Basic					$0.06
Net income per common share - Diluted					$0.04

Weighted average shares outstanding - Basic					15,444,611
Weighted average shares outstanding - Diluted					24,201,961

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1. Basis of Presentation

On November 29, 2005, the Company completed the acquisition of all the issued and outstanding shares of common stock of WWE, a Delaware corporation, in accordance with the provisions of a certain Acquisition Agreement dated as of July 29, 2005 among WWE and MFC, and WWE’s stockholders. MFC acquired one hundred (100%) percent of WWE’s outstanding common stock in exchange for shares of MFC common stock. At the closing, 11,500,000 shares of the Company’s common stock were issued to former stockholders of WWE and their designees and 710,000 shares of the Company’s common stock were issued to a finder and its designees. On the same day, as a requirement to close the transaction, MFC note holders converted $500,000 of debt into 500,000 shares of common stock. In addition, 35,000 shares of MFC common sock were issued for payment of legal fees.

As a result of the merger, former WWE stockholders hold a majority of the voting interest in MFC. This transaction will be accounted for as a reverse merger, with WWE being the acquirer for accounting purposes. The pre-acquisition financial statements of the accounting acquirer, WWE, will become the historical financial statements of the combined companies. This transaction will be accounted for as the issuance of common stock by WWE for the net monetary assets of MFC, accompanied by a recapitalization to reflect the legally issued and outstanding shares of the combined companies. Pre-acquisition stockholders’ equity of WWE will be retroactively restated for the equivalent number of shares of MFC received by WWE stockholders in the acquisition, with differences between the par value of MFC and WWE’s stock recorded as additional paid in capital.

The unaudited pro forma information should be read in conjunction with the combined financial statements of Worldwide Excellence, Inc. and Related Entities included within this report. In addition, this pro forma information should be read in conjunction with the consolidated financial statements of MFC Development Corp. included in the annual report filed on Form 10-K for the year ended February 28, 2005 and the quarterly report filed on Form 10-Q for the six months ended August 31, 2005.

The unaudited pro forma consolidated balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America, which gives effect to the reverse merger of MFC into WWE, the acquisition of the net assets of the MFC, and the financing raised in connection with the acquisition, as if the acquisition and financing occurred on September 30, 2005, and combines the consolidated balance sheet of MFC as of August 31, 2005, which is included in the Company’s Form 10-Q as of August 31, 2005 with WWE’s balance sheet as of September 30, 2005.

The cost of the transaction to WWE was $4,830,812, which was comprised of (1) the issuance of a total of 3,944,611 shares of common stock, which were issued to the stockholders of MFC as of the date of the acquisition, finders and attorneys, and (2) $97,279 of direct costs related to the acquisition. Under the purchase method of accounting, the cost to acquire the assets of MFC plus the transaction costs, will be allocated to its underlying net assets in proportion to their respective fair values. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of the purchase price, over the fair value of the net assets has been recorded as goodwill. At this time, the work needed to provide the basis for estimating these fair values of the net assets has not been completed. For purposes of the unaudited pro forma consolidated financial statements, the fair values of MFC’s real estate held for rental, development and sale are stated at the fair values as determined by the combined estimates of MFC’s management and estimates from independent brokers.  The fair value of all other assets were estimated by WWE’s and MFC’s management. As a result, the final allocation of the excess of purchase price over the fair value of the net assets acquired could differ materially. For the purposes of pro forma adjustments the Company has applied Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Intangible Assets.”

The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2005, has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the reverse merger of MFC into WWE, the acquisition of the net assets of the MFC, and the financing raised in connection with the acquisition, as if the acquisition and financing occurred on January 1, 2005, and combines the consolidated statement of operations of MFC for the nine month period ending August 31, 2005 with WWE’s statement of operations for the nine months ended September 30, 2005.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2004, has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the reverse merger of MFC into WWE, the acquisition of the net assets of the MFC, and the financing raised in connection with the acquisition, as if the acquisition and financing occurred on January 1, 2004, and combines the consolidated statement of operations of MFC for the year ended February 28, 2005, which is included in the Company’s Form 10-K as of February 28, 2005 with WWE’s statement of operations for the year ended December 31, 2004.

These unaudited pro forma consolidated financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the reverse merger of MFC into WWE, the acquisition of the net assets of the MFC, and the financing raised in connection with the acquisition been consummated as of the dates specified above.

2. Calculation of Purchase Price

The calculation of the purchase is as follows:

Common stock issued to MFC stockholders on date of acquisition	2,699,611
Common stock issued upon conversion of $500,000 of MFC debt
as a condition to close the acquisition agreement	500,000
Common stock issued to finders	710,000
Common stock issued to attorneys	35,000
Total shares issued	3,944,611
Average cost per share during the negotiation period	$1.20
Total cost of shares issued	$4,733,533
Transaction costs	97,279
Total purchase price	$4,830,812

Allocation of purchase price:

Cash and cash equivalents	$237,991
Mortgage and notes receivable	465,750
Real estate held for rental, development and sale	5,310,385
Property and equipment, net	1,634
Deferred tax asset	1,016,811
Other assets	252,105
Assets of discontinued assets	426,817
Accounts payable and accrued expenses	(409,374)
Notes payable	(2,883,088)
Due to participants on property previously sold	(52,500)
Other liabilities	(25,000)
Liabilities of discontinued operations	(101,267)
Minority voting interest in subsidiary	(1,179,697)
Net assets acquired	3,060,567
Goodwill	1,770,245
Total purchase price	$4,830,812

3. Pro Forma Adjustments

A.	Adjustment to MFC’s assets and liabilities from historical cost to estimated fair value.
B.	Record issuance of common stock par value $.001 as follows: (1) 11,500,000 shares to WWE shareholders, (2) 710,000 shares issued to finders, (3) 35,000 shares issued for attorney’s fees.
C.	Cancellation of prior WWE shares.
D.	Record proceeds of Private Placement, net of $2,500 of escrow fees, and issuance of 1,205,000 shares of convertible preferred stock.
E.	Record finders’ fees for Private Placement.
F.	Record repayments of debt and warrant interest expense from the proceeds of the Private Placement.
G.	Reclassify deferred costs of the acquisition as a reduction of capital.
H.
Reclassify $50,000 of WWE accounts payable and $650,000 of convertible debt to shares of WWE simultaneous to the completion of the acquisition. Record conversion of $500,000 of MFC notes and loans payable into 500,000 shares of MFC common stock as a condition to close the acquisition agreement.

I.
Reclassify unconsolidated subsidiary prior to the close of the acquisition to a consolidated subsidiary. As part of the acquisition agreement, voting proxy was given to MFC to control the voting membership interest of Gateway Granby, LLC, a previously unconsolidated subsidiary.

J.	Elimination of interest expense on conversion of MFC notes and loans payable to common stock on November 29, 2005, as if the notes were converted at the beginning of the period presented.
K.	Payment of dividends on 10% convertible preferred stock as if the stock was issued at the beginning of the period presented.